Exhibit T3A.43

FILED

In the Office of the

Secretary of State of Texas

JAN 13 2012

Corporations Section

CERTIFICATE OF FORMATION

OF

CLEAR CHANNEL REAL ESTATE SERVICES, LLC

THE UNDERSIGNED, acting as the organizer of a limited liability company under and in accordance with the Business Organizations Code of the State of Texas (the “TBOC”), hereby adopts the following Certificate of Formation (this “Certificate”).

ARTICLE ONE

ENTITY NAME AND TYPE

The name of the entity is Clear Channel Real Estate Services, LLC (the “Company”). The entity is a limited liability company.

ARTICLE TWO

REGISTERED AGENT AND REGISTERED OFFICE

The initial registered agent is an organization by the name of CT Corporation System, which business address is set forth below:

NAME	ADDRESS
CT Corporation System	350 N. St. Paul Street, Suite 2900 Dallas, Texas 75201-4234

ARTICLE THREE

GOVERNING AUTHORITY

The Company will initially have managers. The name and address of each initial manager are set forth below:

NAME	ADDRESS

Mike Lish	200 East Basse Road San Antonio, Texas 78209

Tom Casey	200 East Basse Road San Antonio, Texas 78209

Robert H. Walls	200 East Basse Road San Antonio, Texas 78209

ARTICLE FOUR

PURPOSE

The purpose for which the Company is organized is the transaction of any or all lawful business for which a limited liability company may be formed under the TBOC, except as may be limited in the company agreement (“Company Agreement”) that shall govern the regulation and management of the affairs of the Company.

ARTICLE FIVE

INDEMNIFICATION

The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company, or by any member) by reason of the fact that he or she is or was a manager of the Company or is or, was serving at the request of the Company as a manager, or officer, by virtue of acts performed by such person or omitted to be performed by such person, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding, and the Company shall reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating, defending or preparing to defend against any such action, suit or proceeding; provided, however, that the Company shall not be liable to any such person to the extent that in the final judgment of a court of competent jurisdiction such claim is found to arise from such person’s breach of his fiduciary duties, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The right to indemnification under this Article Five shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under the Company Agreement or any law, agreement, vote of members or disinterested managers or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

ARTICLE SIX

COMPANY AGREEMENT

The initial member or manager(s) of the Company shall adopt the Company Agreement, provided, however, that the failure to adopt the Company Agreement prior to the date on which the Secretary of the State of Texas issues a Certificate of Formation shall not affect the Company’s commencement of existence on such date. The Company Agreement shall provide for all the terms and conditions for the regulation and management of the affairs of the Company not inconsistent with applicable law or with this Certificate of Formation. The power to adopt, alter, amend or repeal the Company Agreement shall be vested in the members of the Company unless vested in whole or part in the managers of the Company by the Company Agreement.

ARTICLE SEVEN

ORGANIZER

The name and address of the organizer is as follows:

NAME	ADDRESS
Hamlet T. Newsom, Jr.	200 East Basse Road
San Antonio, Texas 78209

This document becomes effective when the document is filed by the Secretary of State of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF FORMATION OF

CLEAR CHANNEL REAL ESTATE SERVICES, LLC]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed on the 12th day of January 2012.

ORGANIZER:

/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.

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